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Exhibit 99.1

Press Release

BioMarin Completes Acquisition of Glyko Biomedical Ltd.

Shareholders and Canadian Regulatory Bodies Approve Transaction -- Glyko Biomedical Shareholders Become Direct Stockholders of BioMarin

NOVATO, Calif., Aug. 22 /PRNewswire-FirstCall/ -- BioMarin Pharmaceutical Inc. (Nasdaq and SWX New Market: BMRN) today announced that it has completed the acquisition of all of the outstanding shares of Glyko Biomedical Ltd. (Toronto:
GBL - News).

BioMarin's stockholders voted in favor of the transaction at its annual meeting of stockholders held on August 13, 2002, and Glyko Biomedical's shareholders voted in favor of the transaction at a special meeting of shareholders held on August 15, 2002. On August 16, 2002, the Superior Court of Justice in Toronto, Ontario approved the transaction.

Glyko Biomedical's principal asset was 11,367,617 shares of common stock of BioMarin, an approximate 21% ownership interest in BioMarin as of the closing date. In exchange for all of their shares of Glyko Biomedical, the shareholders of Glyko Biomedical received 11,367,617 common shares of BioMarin. As a result of the transaction, Glyko Biomedical is now an indirect, wholly owned subsidiary of BioMarin and the shares of BioMarin previously held by Glyko Biomedical have been retired, with the number of outstanding shares of BioMarin's common stock remaining the same.

UBS Warburg acted as financial advisor to BioMarin with regard to this transaction.

BioMarin  specializes in the  development and  commercialization  of therapeutic
enzyme   products  to  treat  serious,   life-threatening   diseases  and  other
conditions.

This press release contains forward-looking statements about the business prospects of BioMarin Pharmaceutical Inc. and a transaction between BioMarin and Glyko Biomedical Ltd. These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. Results may differ materially and risk factors are detailed in BioMarin's filings with the Securities and Exchange Commission such as its proxy statement for its annual meeting and Form 10-Q, 10-K and 8-K reports. Stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.